SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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H. J. Heinz Company

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       The following press release was issued by H. J. Heinz Company:

HEINZ REITERATES ITS COMMITMENT TO ACT IN BEST INTEREST OF ALL
SHAREHOLDERS; COMPANY CONTINUES TO MAKE SIGNIFICANT PROGRESS
IN ITS TURNAROUND

PITTSBURGH, May 23, 2006 – H. J. Heinz Company (NYSE: HNZ) confirmed today that it has received a document from Nelson Peltz and his Cayman Islands-based hedge fund and that its response to Mr. Peltz will be based on the Board of Directors’ evaluation of Mr. Peltz’s views, his record, and what is in the best interest of all Heinz shareholders. Heinz has maintained an active dialogue with its shareholders, including Mr. Peltz. Prior to today, Heinz had not received any specific recommendations from Mr. Peltz or Trian.

Heinz stated that the facts speak for themselves: In the past four years, Heinz has transformed itself dramatically to improve earnings and enhance shareholder value. With a leaner, highly focused portfolio of leading brands in three core categories and more efficient businesses, Heinz is now in fighting shape to deliver superior shareholder value and growth.

As previously announced, Heinz will update shareholders on June 1, 2006 about the Heinz Superior Value and Growth plan for fiscal years 2007 and 2008. The Heinz Value Plan will provide details of innovation and advertising for Heinz's top brands as well as savings in supply chain and trade spending that are expected to generate the fuel for strong sales and profit performance and superior shareholder value over the next two years. Additionally, the Company will outline its dividend and share repurchase strategy.

While Heinz will evaluate the proposals from Mr. Peltz, the Company has demonstrated that its transformation strategy has strengthened its portfolio, accelerated its growth and delivered record cash flow. From fiscal year 2003 through fiscal year 2006, Heinz generated record cash flow from operations of almost $4.4 billion, enabling the Company to return more than $4.2 billion to shareholders through special and annual dividends, and share repurchases.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings and gross margins objectives, currency valuations and interest rate fluctuations, change in credit ratings, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the results of shareholder proposals, the success of Heinz’s growth and innovation strategy and the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 27, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2006.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food, Every Day(TM),” is one of the world's leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz's has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.

H.J. Heinz Company
Media:
Ted Smyth: 412-456-5780
Michael Mullen: 412-456-5751 or michael.mullen@us.hjheinz.com

Investors: Jack Runkel, 1 412-456-6034